UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2014

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	001-36417	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On August 6, 2014, our Brazilian subsidiary Tecumseh do Brazil LTDA received the first installment in the amount of 27.0 million Reals for a special term governmental loan from Financiadora de Estudios e Projectos ("FINEP"). Tecumseh do Brazil and FINEP entered into a Finance Contract regarding this loan on July 7, 2014. FINEP is a federal institution linked to the Ministry of Science, Technology and Innovation of Brazil. FINEP provides funding to companies to further innovation and research and development spending in Brazil.

Based on the Finance Contract, Tecumseh do Brazil was approved for a loan in the amount of up to 82,475,114.40 Reals to be used on approved research and development projects covering the development of new products and processes, provided that Tecumseh do Brazil will spend up to 35,346,477.60 Reals of its own resources on the projects. The financing will be received in three installments over a period of three years, provided that Tecumseh do Brazil submits all required documentation for the approval of each installment. Tecumseh do Brazil will have a grace period of 36 months for the repayment of the loan principal, after which the loan will be repaid on a monthly basis between 07/15/2017 and 07/15/2023. Tecumseh do Brazil will be charged a compound interest based on the Brazilian federal long-term interest rate TJLP plus 0.5% per annum, which currently amounts to 5.5%. The interest rate is reduced by a reduction factor defined in the Finance Contract, should the TJLP rise above 6%. Tecumseh do Brazil must pay various fees in connection with the Finance Contract, including (i) 1.12% of the amount funded as an annual fee for inspection and supervision by FINEP, and (ii) 0.1% as a credit reserve charged for available but unfunded borrowings.

The foregoing summary of the Finance Contract and the transactions described in the Finance Contract does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Finance Contract, a copy of which is attached to this report as Exhibit 10.1 and incorporated in this report by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
 The description of the Finance Contract in Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

10.1	Finance Contract between Financiadora de Estudios e Projectos (FINEP) and Tecumseh do Brazil LTDA dated July 7, 2014 (English translation).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	August 12, 2014	By	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Finance Contract between Financiadora de Estudios e Projectos (FINEP) and Tecumseh do Brazil LTDA dated July 7, 2014 (English translation).